UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2015

UNITED STATES DIESEL-HEATING OIL FUND, LP

(Exact name of registrant as specified in its charter)

Delaware	001-34016	20-8837345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Harrison Street, Suite 1530

Oakland, California 94612

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 522-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2015, the Board of Directors of the United States Commodity Funds LLC (the “Board”) adopted the Sixth Amended and Restated Limited Liability Agreement Company Agreement of United States Commodity Funds LLC (“the Amended LLC Agreement”). The purpose of the Amended LLC Agreement is to remove Mr. Howard Mah as a person designated to act on behalf of United States Commodity Funds LLC (“USCF”), which is the general partner of United States Diesel-Heating Oil Fund, LP, as well as to define certain responsibilities and authorities of duly elected and/or appointed officers of USCF.

Item 5.02. Departure of Directors or Certain Officers; Election of Officers; Compensatory Arrangement of Certain Officers.

Mr. Howard Mah, Management Director, Chief Financial Officer (Principal Accounting Officer), Secretary and Treasurer of USCF, which is the general partner of United States Diesel-Heating Oil Fund, LP, tendered his resignation effective upon the earlier of May 15, 2015 and the appointment of his successor, which was accepted by the Board. On May 15, 2015, Mr. Stuart P. Crumbaugh, was appointed by the Board as Chief Financial Officer (Principal Accounting Officer), Secretary and Treasurer of USCF effective May 15, 2015, at which time Mr. Mah’s resignation was effective.

On May 15, 2015, Mrs. Melinda Gerber was appointed to the Board as a director, effective that day. There are no arrangements or understandings between Mrs. Gerber pursuant to which she was selected as a director. Mrs. Gerber is the spouse of Mr. Nicholas Gerber. On May 15, 2015, Mr. Robert Nguyen also was appointed to the Board as a director, effective that day. There are no arrangements or understandings between Mr. Nguyen pursuant to which he was selected as a director.

Mr. Stuart P. Crumbaugh, 51 has been a principal (pending) of USCF listed with the Commodity Futures Trading Commission (“CFTC”) and National Futures Association (“NFA”) since April 30, 2015. Mr. Crumbaugh joined USCF as the Assistant Chief Financial Officer on April 6, 2015. Prior to joining USCF, Mr. Crumbaugh was the Vice President Finance and Chief Financial Officer of Sikka Software Corporation, a software as a service (“SaaS”) healthcare company providing optimization software and data solutions from April 2014 to April 6, 2015. Mr. Crumbaugh was Vice President, Corporate Controller and Treasurer of Auction.com, LLC, a residential and commercial real estate online auction company from December 2012 through December 2013. From March 2011 through September 2012, Mr. Crumbaugh was Chief Financial Officer of IP Infusion Inc., a technology company providing network routing and switching software enabling software-defined networking solutions for major mobile carriers and network infrastructure providers. Mr. Crumbaugh was the Global Vice President of Finance at Virage Logic Corporation (acquired by Synopsys, Inc.) from January 2010 through December 2010. Mr. Crumbaugh served as a consultant with the Connor Group for the periods of January and February 2011, October and November 2012 and January through March 2014, providing technical accounting, IPO readiness and M&A consulting services to various early stage companies. Mr. Crumbaugh earned a B.A. in Accounting and Business Administration from Michigan State University in 1987 and is a Certified Public Accountant – Michigan (inactive).

On May 15, 2015, Mr. Nicholas D. Gerber, Management Director, Chief Executive Officer and President of USCF, which is the general partner of United States Diesel-Heating Oil Fund, LP, tendered his resignation as Chief Executive Officer and President to be effective on June 1, 2015 and was appointed as Vice President of USCF to be effective on June 1, 2015. Mr. Gerber as Vice President will assume any and all duties and responsibilities delegated by the Chief Executive Officer and President of USCF as well as ensure an orderly transition from Mr. Gerber to Mr. Love.

On May 15, 2015, Mr. John P. Love, 43, was appointed to succeed to Mr. Gerber as Chief Executive Officer and President of USCF, which is the general partner of United States Diesel-Heating Oil Fund, LP, to be effective on June 1, 2015. Since March 2010, Mr. Love has served as Senior Portfolio Manager of USCF and he will continue to serve as portfolio manager of United States 12 Month Natural Gas Fund, LP, United States Natural Gas Fund, LP, United States Gasoline Fund, LP, and United States Diesel-Heating

Oil Fund, LP. Between April 2006 through March 2010, Mr. Love was a portfolio manager for United States 12 Month Natural Gas Fund, LP, United States 12 Month Oil Fund, LP, United States Brent Oil Fund, LP, United States Diesel-Heating Oil Fund, LP, United States Gasoline Fund, LP, United States Natural Gas Fund, LP, United States Oil Fund, LP, United States Short Oil Fund, LP, United States Commodity Index Fund, United States Agriculture Index Fund and United States Copper Index Fund. Mr. Love also serves as a portfolio manager of the Stock Split Index Fund, a series of the USCF ETF Trust, a position he has held since September 2014. In these roles, Mr. Love has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Love has been a principal of USCF listed with the CFTC and NFA since January 17, 2006 and an associated person and swaps associated person of USCF since February 25, 2015. Mr. Love earned a BA from the University of Southern California, holds NFA Series 3 and FINRA Series 7 and 63 registrations and is a CFA Charterholder.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3.3	Sixth Amended and Restated Limited Liability Company Agreement of USCF.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United States Diesel-Heating Oil Fund, LP

	By:	United States Commodity Funds LLC, its general partner

Date: May 18, 2015	By:	/s/ Nicholas D. Gerber
Name: Nicholas D. Gerber
Title: President (Principal Executive Officer)